EXHIBIT 10.8

AMENDED AND RESTATED

SCP POOL CORPORATION

NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

1.

Purpose. The purpose of The SCP Pool Corporation Non-Employee Directors Equity Incentive Plan (the “Directors Plan”) is to promote the interests of SCP Pool Corporation (the “Company”) by providing an inducement to obtain and retain the services of qualified persons as members of the Company’s Board of Directors (the “Board”) and to align more closely the interests of such persons with the interests of the Company’s stockholders by providing a portion of the compensation provided to such persons in the form of equity securities of the Company.

2.

Administration. This Plan shall be administered by the Committee. The Committee shall consist of two or more directors designated by the Board of Directors who shall meet the eligibility conditions provided in Rule 16b-3(b)(3) under the Exchange Act (as such rule may be amended from time to time).

The  Committee shall have full power to construe and interpret this Plan and options and shares granted hereunder, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in this Plan or in any option or share granted hereunder to the extent the Committee deems desirable to carry this Plan or any option or share granted hereunder into effect.

The  Committee may act by a majority of a quorum present at a meeting or by an instrument executed by all of its members. All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The Committee may authorize any one or more of its members, the secretary of the Committee or any officer of the Company to execute and deliver documents on behalf of the Committee. Each member of the Committee, and, to the extent provided by the Committee, any other person to whom duties or powers shall be delegated in connection with the Plan, shall incur no liability with respect to any action taken or omitted to be take in connection with the Plan and shall be fully protected in relying in good faith upon the advice of counsel, to the fullest extent permitted under applicable law.

3.	Eligibility. Each member of the Board who is not an officer or employee of the Company or any of its Subsidiaries (a “Non-Employee Director”) shall be eligible to participate in the Plan.

4.

Limitation on Aggregate Shares. The aggregate maximum number of shares of Common Stock that may be granted pursuant to the Plan or issued upon exercise of options granted pursuant to the Plan shall be 675,000 shares; provided, however, that if any options granted under this Plan expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares with respect to which such options were granted shall be available under this Plan. Such shares of Common Stock may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine. Such maximum number of shares is subject to adjustment under the provisions of paragraph 5.

5.

Adjustment for Change in Common Stock. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, appropriate changes shall be made in the number and type of shares or other consideration represented by options outstanding under this Plan, the prices specified therein and the maximum number of shares referred to in paragraph 4 of the Plan.

6.

Formula Stock Option Grants. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Committee and shall in any event be subject to the terms and conditions set forth below:

(a)

 Grant of Options. Non-qualified options to purchase 8,500 shares of Common Stock shall be granted to each Non-Employee Director on the director’s Initial Election Date, and thereafter while the director continues to serve as a Non-Employee Director, once each year on the date of the annual meeting of the Company’s stockholders.

(b)	Option Price. The option price per share of Common Stock shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to paragraph 5.

(c)	Term of Options. Each option shall be exercisable for ten years after the date of grant.

(d)

 Exercise of Options. Options shall be exercised by written notice to the Company (to the attention of the Corporate Secretary) accompanied by payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, (i) in cash (including check, bank draft or money order), (ii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; (iii) by delivery of Common Stock (valued at the Fair Market Value thereof on the date of exercise) held by the director for at least six months, unless otherwise determined by the Committee, or (iii) by delivery of a combination of cash and Common Stock held by the director for at least six months; provided, however, that the Committee may, in any instance, in order to prevent any possible violation of law, require the option price to be paid in cash; and provided, further, that the right to deliver Common Stock in payment of the option price may be further limited or denied in any option agreement.

(e)	Additional Provisions.

(i)	Conditions and Limitations on Exercise. No option shall be exercisable earlier than one year after the date of grant, except as otherwise provided in paragraph 6(e)(iv).

(ii)

Termination of Term of Directorship. Any option shall be exercisable only during the holder’s term as a director of the Company, except that an option may be exercisable by a holder for a period of fifteen days after such holder fails to be re-elected as a director, and an option may be exercisable for up to three months after the death of a holder while a director of the Company; provided that such option shall be exercisable (x) only to the extent that the holder was entitled to exercise on the date of his failure to be re-elected or his death and (y) only to the extent that the option would not have expired had the holder continued to be a director of the Company.

(iii)

Nontransferability of Options. Options may not be transferred other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as defined by §1 etseq. of the Code, Title I of ERISA or the rules thereunder, and, during the lifetime of the person to whom they are granted, may be exercised only by such person (or his guardian or legal representative); provided that Options may be transferred to CHS Management Limited Partnership.

(iv)

Sale of the Company. In the event of a merger of the Company with or into another corporation constituting a change of control, a sale of all or substantially all of the Company’s assets or a sale of a majority of the Company’s outstanding voting securities (a “Sale of the Company”), the options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the options or substitute options, then the options shall become immediately exercisable and such options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

(v)	Liquidation or Dissolution. In the event of the liquidation or dissolution of the Company, options shall terminate immediately prior to the liquidation or dissolution.

7.

Election to Receive Stock in Lieu of Cash Compensation. A Non-Employee Director may elect to receive shares of Common Stock in lieu of the cash compensation otherwise payable for services to be rendered by him or her as a director for any period between the annual meetings of the Company’s stockholders (or such other period for which cash compensation is payable to Non-Employee Directors pursuant to the policies of the Board) as provided in this paragraph 7.

(a)

 Election. Each Non-Employee Director may make an election to receive, in lieu of all of the cash compensation to which such director would otherwise be entitled as a member of the Board and any committee thereof (including the annual retainer fee and any meeting or other fees payable for services on the Board or any committee thereof, but excluding any reimbursement for out-of-pocket expenses) beginning on the earlier of the next following annual meeting of the Company’s stockholders (or such other period of service for which cash compensation is payable to such Non-Employee Director pursuant to the policies of the Board) or such Non-Employee Director’s Initial Election Date, an equivalent value in shares of Common Stock granted in accordance with this paragraph 7.

Each such election shall (i) be in writing in a form prescribed by the Company, (ii) be delivered to the Secretary of the Company and (iii) be made prior to the beginning of the period of service covered by such election. A Non-Employee Director may indicate in any election that such election will apply to all future periods in which he or she receives cash compensation for services rendered as a director. No election made pursuant to this paragraph 7 may be revoked or changed thereafter except as to compensation for services to be rendered in any future period beginning on the date of an annual meeting of the Company’s stockholders.

(b)

 Issuance of Common Stock. If a Non-Employee Director elects pursuant to this paragraph 7 to receive shares of Common Stock, there shall be issued to such director promptly following each date on which cash compensation would otherwise be payable for which such election is effective a number of shares of Common Stock equal to the amount of compensation otherwise payable for such period divided by the Fair Market Value of the shares on such date. To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional shares based upon the Fair Market Value of such fractional share.

8.

Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under this Plan or the exercise of any options issued under this Plan, and the Company may defer such issuance or exercise unless indemnified to its satisfaction.

9.

Listing, Registration, and Compliance with Laws and Regulations. Each option and each share shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares or the shares subject to the option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the issuance of such share, the granting of such option or the issuance or purchase of shares under an option, no such share may be issued or option may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The director will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. The Committee may at any time impose any limitations upon the issuance of a share or the exercise of an option or the sale of the Common Stock issued upon exercise of an option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) of the Exchange Act and the rules and regulations thereunder.

10.	Definitions.

“Code”means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Company's Board.

“Common Stock”means shares of the Company’s Common Stock, $.001 par value, or such other shares as are substituted pursuant to paragraphs 5 and 6(e)(iv).

“ERISA”means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act”means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”of the Common Stock on any given date means (a) the closing sale price of a share of Common Stock on the Nasdaq National Market, or the domestic stock exchange on which the Common Stock is then listed on such date, or if the Nasdaq National Market (or the applicable exchange) is closed on that date, on the last preceding date on which the Nasdaq National Market or such exchange was open for trading or (b) if the foregoing clause does not apply, the fair value as determined in good faith by the Committee.

“Initial Election Date”means, for each Non-Employee Director, the date of such member’s initial election or appointment to the Board.

“Subsidiary”means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

11.

 Termination and Amendment. At any time the Committee may suspend or terminate this Plan and make such additions or amendments as it deems advisable. No options shall be granted hereunder after March 24, 2006.